Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Darren Lehrich, lehrichd@magellanhealth.com, (860) 507-1814

Magellan Health Reports Third Quarter 2020 Financial Results

PHOENIX – October 29, 2020 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the third quarter ended September 30, 2020, as summarized below:

	Three Months Ended			Nine Months Ended
	Sept 30			Sept 30
(In millions, except per share amounts)
Continuing Operations	2020	2019	Chg	2020	2019	Chg
Net revenue	$1,170.1	$1,158.5	1.0%	$3,392.6	$3,431.8	-1.1%
Net (loss) income	$(17.3)	$4.1	NM	$28.7	$3.1	NM
Segment profit [1]	$34.1	$45.6	-25.3%	$132.7	$129.9	2.1%
Adjusted net income [1]	$2.1	$9.8	-78.1%	$29.4	$20.2	45.6%
Earnings (loss) per share	$(0.68)	$0.17	NM	$1.14	$0.13	NM
Adjusted earnings per share [1]	$0.08	$0.40	-80.0%	$1.16	$0.83	39.8%

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

NM = "not meaningful"

Third Quarter 2020 and Recent Highlights:

•

Net revenue from continuing operations was $1.170 billion for the third quarter of 2020, an increase of 1.0% compared to the third quarter of 2019 primarily due to growth in the Pharmacy Management segment, partially offset by a decline in the Healthcare segment.

•

Net loss from continuing operations was $17.3 million for the third quarter of 2020 compared to net income of $4.1 for the third quarter of 2019, due primarily to non-cash special charges as the Company reduces its real estate footprint.

•

The Company is re-affirming its 2020 continuing operations guidance ranges for revenue, segment profit, adjusted net income and adjusted earnings per share, and updating its guidance ranges for GAAP net income and earnings per share to reflect higher year-to-date and anticipated fourth quarter special charges.

•	On September 3, 2020, the Company appointed David Bourdon as chief financial officer.
•

On September 9, 2020, the Company announced a strategic relationship with Livongo, whereby Livongo’s digital self-care solutions are being added to Magellan Health’s product suite. The Company and Livongo have also agreed to collaborate on new product innovations for behavioral health.

•	On October 27, 2020, the Company completed a strategic investment in Kaden Health, a technology-enabled healthcare company with a proprietary telemedicine platform for virtual behavioral care.
•

On October 27, 2020, the Company’s Board of Directors authorized an extension of its $400 million stock repurchase program through November 15, 2021. As of September 30, 2020, the remaining capacity under the repurchase program was $186 million.

“I am encouraged by the significant progress we continue to make in our journey to re-imagine Magellan Health, and I am pleased we remain on track to deliver on our commitments for 2020. Our success is, in no small part, based on the efforts of our dedicated Magellan associates who have responded to the needs of our members and clients during the pandemic,” said Kenneth Fasola, chief executive officer, Magellan Health.

“As a leading independent payer services company, we offer disruptive, comprehensive and integrated complex care services and insights. Magellan is committed to remaining a key partner in lowering total healthcare costs, while driving higher quality care for members. We are developing new solutions to build on years of insight and experience that will enable payers to manage high cost areas through integrated physical and mental healthcare. Our new relationships with Livongo and Kaden demonstrate we are executing on our strategy to innovate our solutions so that we can accelerate growth in the future,” continued Fasola.

Net Revenue

Net revenue from continuing operations for the third quarter of 2020, was $1.170 billion, representing a 1.0 percent increase from the third quarter of 2019. This increase was largely attributable to growth in the Pharmacy Management segment offset by net contract losses within the Healthcare segment.

Segment Profit

Segment profit from continuing operations was $34.1 million for the third quarter, compared to $45.6 million in the third quarter of 2019.

•

Healthcare segment profit was $21.2 million, representing a decrease of $5.0 million from the third quarter of 2019. This year-over-year decrease was primarily driven by net contract losses, as well as minimum medical loss ratio (MLR) thresholds in certain contracts.

•

Pharmacy Management segment profit was $31.4 million, representing a decrease of $4.0 million from the third quarter of 2019. This year-over-year decrease was primarily driven by previously disclosed contract losses and start-up costs associated with the Medi-Cal contract, partially off-set by strong results from specialty pharmacy operations, as well as favorable customer settlements.

•	Corporate segment costs inclusive of eliminations, but excluding stock compensation expense, totaled $18.6 million, as compared to $16.0 million in the third quarter of 2019.

Other Items

The Company recorded a special charge of $16.6 million during the third quarter of 2020 primarily associated with non-cash lease termination and abandonment costs for planned reductions to the Company’s real estate footprint.

Income from discontinued operations, net of tax, for the third quarter of 2020 was $28.9 million, as compared to $17.2 million during the third quarter of 2019. This improvement was primarily driven by lower utilization trends due to COVID-19.

Cash Flow & Balance Sheet

Cash flow provided by operations from continuing operations for the nine months ended September 30, 2020, was $54.1 million, as compared to $119.3 million for the nine months ended September 30, 2019. The year over year change is primarily attributable to timing of accounts receivable and other working capital changes.

As of September 30, 2020, the Company’s unrestricted cash and investments totaled $120.9 million, as compared to $161.5 million at June 30, 2020. Approximately $30 million of the unrestricted cash and investments at September 30, 2020 is related to excess capital and undistributed earnings held at regulated entities of continuing operations. In addition, the Company had approximately $165 million of excess capital and undistributed earnings held at regulated entities of discontinued operations at September 30, 2020. During the third quarter of 2020, the Company repaid $80 million of debt, leaving $400 million of undrawn capacity on the Company’s revolving credit facility at September 30, 2020.

Strategic Investment in Kaden Health

On October 27, 2020, the Company made a strategic minority equity investment in Kaden Health, a technology-enabled healthcare company with a proprietary telemedicine platform for virtual behavioral care. The Company is partnering with Kaden to deploy its virtual medication assisted treatment (vMAT) platform in certain markets, and will collaborate with Kaden to develop other use cases for virtual behavioral care including capabilities to support Magellan Connect, the Company’s newly-developed collaborative care model.

Outlook

As summarized in the table below, the Company is re-affirming its 2020 continuing operations guidance ranges for revenue, segment profit, adjusted net income and adjusted earnings per share, and updating its continuing operations guidance ranges for GAAP income before income taxes, net income and earnings per share to reflect higher year-to-date and anticipated fourth quarter special accounting charges.

2020 Guidance for Continuing Operations	As of Oct. 29, 2020		As of July 29, 2020
(In millions, except per share results)	Low	High	Low	High
Net revenue	$4,400.0	$4,600.0	$4,400.0	$4,600.0
Income before income taxes	$(42.0)	$(22.0)	$(22.0)	$(2.0)
Net income	$1.0	$13.0	$15.0	$27.0
Segment Profit[1]	$145.0	$165.0	$145.0	$165.0
Adjusted net income[1]	$16.0	$28.0	$16.0	$28.0

Diluted per share results:
Earnings per share[2]	$0.04	$0.51	$0.59	$1.06
Adjusted earnings per share[1][2]	$0.63	$1.10	$0.63	$1.10

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

[2] 2020 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business October 23, 2020, but excludes the impact of any potential future activity.

Earnings Conference Call

Management will discuss the Company’s third quarter 2020 results on a conference call scheduled for Thursday, October 29, 2020 at 9:00 a.m. Eastern. The conference call may be accessed by dialing (877) 269-7756 (Domestic) and (201) 689-7817 (International) using conference ID code 13710919. A telephonic replay will be available shortly after the conclusion of the call through November 29, 2020. This replay may be accessed by dialing (877) 660-6853 (Domestic) or (201) 612-7415 (International) using the same conference ID code. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles, special charges, and any impact related to the sale of MCC.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

Magellan Complete Care Business Reflected as Discontinued Operations

As previously announced, on April 30, 2020, the Company and Molina Healthcare, Inc. (Molina) entered into a Stock and Asset Purchase Agreement in which the Company has agreed to sell its Magellan Complete Care (MCC) business to Molina. Therefore, the consolidated financial statements for all periods presented reflect the MCC business as discontinued operations. In addition, the Company’s 2020 guidance reflects its continuing operations, thereby excluding the MCC business from guidance for the full fiscal year 2020.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This press release, and oral statements made in connection with this release, include statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, express or implied forward-looking statements relating to 2020 guidance for net revenue, income (loss) before income taxes, net income, segment profit, adjusted net income, earnings per share and adjusted earnings per share; growth and margin opportunities and initiatives; business environment, long term opportunities and strategy; transformation, process improvement and innovation initiatives; new product offerings, digital tools and advanced analytics capabilities; our expectations regarding the benefits to the Company of the transaction to sell the Magellan Complete Care business (the “transaction”), the ability of the Company to obtain regulatory approvals for the transaction and to satisfy other closing conditions, the anticipated timing of the closing of the transaction, the benefits to the Company of the commercial agreements entered into in connection with the transaction, the ability of the Company to use the proceeds of the transaction to fund future growth initiatives or otherwise create value for the Company, the ability of the Company to offset stranded overhead costs associated with the transaction, the ability of the Company to strategically focus on enhancing its behavioral and specialty health business, as well as the continued growth of its pharmacy business, and the ability of the Company to achieve our strategic and growth goals. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the effectiveness of business continuity plans during, and the risks associated with, the COVID-19 pandemic; termination or non-renewal of customer contracts; changes in rates paid to and/or by the Company by customers and/or providers; our ability to develop and maintain satisfactory relationships with providers; higher utilization of healthcare services by the Company’s members; risks and uncertainties associated with the pharmacy benefits management industry; costs to maintain or upgrade our information technology and other business systems and the effectiveness and security of such systems; cyberattacks, other privacy/data security incidents, and/or our failure to comply with related regulations; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; impairment of our goodwill and intangible assets; the impact of new or amended laws or regulations; costs and other liabilities associated with litigation, government investigations, audits or reviews; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, to be filed with the Securities and Exchange Commission later today, and subsequent reports on Forms 10-Q and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2019	September 30, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$115,752	$152,050
Accounts receivable, net	680,569	769,159
Short-term investments	98,797	92,686
Pharmaceutical inventory	44,962	37,637
Other current assets	69,687	95,666
Current portion of assets held for sale	663,276	1,144,032
Total Current Assets	1,673,043	2,291,230
Property and equipment, net	131,712	131,869
Long-term investments	2,864	5,623
Deferred income taxes	1,840	25,823
Other long-term assets	58,905	67,692
Goodwill	806,421	806,421
Other intangible assets, net	81,675	52,362
Assets held for sale, less current portion	335,713	-
Total Assets	$3,092,173	$3,381,020

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$83,790	$122,020
Accrued liabilities	191,854	235,152
Medical claims payable	128,114	119,922
Other medical liabilities	92,915	123,205
Current debt, finance lease and deferred financing obligations	3,491	4,308
Current portion of liabilities held for sale	409,983	496,272
Total Current Liabilities	910,147	1,100,879
Long-term debt, finance lease and deferred financing obligations	679,125	637,093
Deferred income taxes	1,971	-
Tax contingencies	9,453	11,724
Deferred credits and other long-term liabilities	56,393	52,172
Liabilities held for sale, less current portion	37,301	-
Total Liabilities	1,694,390	1,801,868

Stockholders’ Equity:
Ordinary common stock	543	553
Additional paid-in capital	1,386,616	1,455,009
Retained earnings	1,475,207	1,588,196
Accumulated other comprehensive income	144	121
Ordinary common stock in treasury, at cost	(1,464,727)	(1,464,727)
Total Stockholders’ Equity	1,397,783	1,579,152
Total Liabilities and Stockholders’ Equity	$3,092,173	$3,381,020

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020
Net revenue:
Managed care and other	$591,229	$568,688	$1,766,391	$1,670,567
PBM	567,314	601,429	1,665,447	1,722,004
Total net revenue	1,158,543	1,170,117	3,431,838	3,392,571

Costs and expenses:
Cost of care	397,697	364,438	1,175,705	1,035,377
Cost of goods sold	523,973	560,269	1,551,368	1,621,577
Direct service costs and other operating expenses (1)	195,844	216,770	594,051	620,767
Depreciation and amortization	28,890	24,730	82,498	71,976
Interest expense	8,935	7,286	27,042	24,239
Interest and other income	(1,699)	(349)	(5,279)	(2,119)
Special charges	-	16,599	-	24,908
Total costs and expenses	1,153,640	1,189,743	3,425,385	3,396,725
Income (loss) from continuing operations before income taxes	4,903	(19,626)	6,453	(4,154)
Provision (benefit) for income taxes	782	(2,330)	3,308	(32,896)
Net income (loss) from continuing operations	4,121	(17,296)	3,145	28,742
Income from discontinued operations, net of tax	17,153	28,943	32,173	84,660
Net Income	$21,274	$11,647	$35,318	$113,402

Weighted average number of common shares outstanding — basic	24,426	25,448	24,159	25,078
Weighted average number of common shares outstanding — diluted	24,708	25,448	24,447	25,317

Net income (loss) per common share — basic
Continuing operations	$0.17	$(0.68)	$0.13	$1.15
Discontinued operations	0.70	1.14	1.33	3.37
Consolidated operations	$0.87	$0.46	$1.46	$4.52
Net income (loss) per common share — diluted
Continuing operations	$0.17	$(0.68)	$0.13	$1.14
Discontinued operations	0.69	1.14	1.31	3.34
Consolidated operations	$0.86	$0.46	$1.44	$4.48

Net income	$21,274	$11,647	$35,318	$113,402
Other comprehensive income:
Unrealized gains on available-for-sale securities (2)	(98)	(481)	641	(23)
Comprehensive income	$21,176	$11,166	$35,959	$113,379

(1) Includes stock compensation expense of $4,604 and $5,442 for the three months ended September 30, 2019 and 2020, respectively, and $19,211 and $17,831 for the nine months ended September 30, 2019 and 2020, respectively.

(2) Net of income tax (benefit) provision of ($31) and ($160) for the nine months ended September 30, 2019 and 2020, respectively, and $201 and ($8) for the nine months ended September 30, 2019 and 2020, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2019	2020
Cash flows from operating activities:
Net income	$35,318	$113,402
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	98,355	88,061
Special charges	-	24,908
Non-cash interest expense	1,069	1,297
Non-cash stock compensation expense	19,832	18,854
Non-cash income tax provision (benefit)	4,567	(26,537)
Non-cash (amortization) accretion on investments	(509)	2,371
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(54,261)	(78,682)
Pharmaceutical inventory	(7,555)	7,325
Other assets	(35,714)	(66,612)
Accounts payable and accrued liabilities	83,976	110,710
Medical claims payable and other medical liabilities	11,997	47,478
Contingent consideration	(3,754)	-
Tax contingencies	(251)	1,914
Deferred credits and other long-term liabilities	(9,566)	(11,572)
Other	919	(965)
Net cash provided by operating activities	144,423	231,952
Net cash provided by operating activities from discontinued operations	25,079	177,800
Net cash provided by operating activities from continuing operations	119,344	54,152

Cash flows from investing activities:
Capital expenditures	(44,234)	(56,006)
Acquisitions and investments in businesses, net of cash acquired	(320)	(2,066)
Purchases of investments	(391,062)	(661,004)
Proceeds from maturities and sales of investments	434,493	500,660
Net cash used in investing activities	(1,123)	(218,416)
Net cash provided by (used in) investing activities from discontinued operations	46,196	(164,836)
Net cash used in investing activities from continuing operations	(47,319)	(53,580)

Cash flows from financing activities:
Proceeds from borrowings on revolving line of credit	-	80,000
Payments to acquire treasury stock	(4,124)	-
Proceeds from exercise of stock options	20,653	48,284
Payments on debt, finance lease and deferred financing obligations	(50,950)	(126,110)
Payments on contingent consideration	(6,247)	-
Other	1,763	902
Net cash (used in) provided by financing activities	(38,905)	3,076
Net cash used in financing activities from discontinued operations	-	(32,650)
Net cash (used in) provided by financing activities from continuing operations	(38,905)	35,726

Net increase in cash and cash equivalents	33,120	36,298
Cash and cash equivalents at beginning of period	86,923	115,752
Cash and cash equivalents at end of period	$120,043	$152,050

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONTINUING OPERATIONS RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020
Healthcare
Managed care and other revenue	$521,379	$489,451	$1,574,314	$1,459,378
Cost of care	(397,697)	(364,438)	(1,175,705)	(1,035,377)
Direct service costs and other	(99,416)	(104,610)	(297,840)	(310,996)
Stock compensation expense (1)	1,995	833	5,775	4,696
Healthcare segment profit	26,261	21,236	106,544	117,701

Pharmacy Management
Managed care and other revenue	69,968	79,382	192,511	211,684
PBM revenue	572,086	606,546	1,678,661	1,736,519
Cost of goods sold	(528,500)	(565,121)	(1,563,910)	(1,635,380)
Direct service costs and other	(79,842)	(91,012)	(238,253)	(252,960)
Stock compensation expense (1)	1,669	1,615	5,465	5,661
Pharmacy Management segment profit	35,381	31,410	74,474	65,524

Corporate and Elimination (2)
Managed care and other revenue	(118)	(145)	(434)	(495)
PBM revenue	(4,772)	(5,117)	(13,214)	(14,515)
Cost of goods sold	4,527	4,852	12,542	13,803
Direct service costs and other	(16,586)	(21,148)	(57,958)	(56,811)
Stock compensation expense (1)	940	2,994	7,971	7,474
Corporate and Elimination	(16,009)	(18,564)	(51,093)	(50,544)

Consolidated
Managed care and other revenue	591,229	568,688	1,766,391	1,670,567
PBM revenue	567,314	601,429	1,665,447	1,722,004
Cost of care	(397,697)	(364,438)	(1,175,705)	(1,035,377)
Cost of goods sold	(523,973)	(560,269)	(1,551,368)	(1,621,577)
Direct service costs and other	(195,844)	(216,770)	(594,051)	(620,767)
Stock compensation expense (1)	4,604	5,442	19,211	17,831
Segment profit from continuing operations	$45,633	$34,082	$129,925	$132,681

Reconciliation of income from continuing before income taxes (GAAP) to segment profit (non-GAAP):
Income from continuing operations before income taxes	$4,903	$(19,626)	$6,453	$(4,154)
Stock compensation expense	4,604	5,442	19,211	17,831
Depreciation and amortization	28,890	24,730	82,498	71,976
Interest expense	8,935	7,286	27,042	24,239
Interest and other income	(1,699)	(349)	(5,279)	(2,119)
Special charges	-	16,599	-	24,908
Segment profit from continuing operations	$45,633	$34,082	$129,925	$132,681

(1) Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2) Pharmacy Management provides pharmacy benefits management for certain Healthcare customers, and the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020

Net income (loss) from continuing operations	$4,121	$(17,296)	$3,145	$28,742
Adjustments
Amortization of acquired intangibles	7,750	9,924	23,252	29,183
Special charges	-	16,599	-	24,908
Tax impact	(2,088)	(6,975)	(6,185)	(14,388)
Nonrecurring tax benefit - divestiture	-	(105)	-	(39,012)
Adjusted net income from continuing operations	$9,783	$2,147	$20,212	$29,433

Net income (loss) per common share attributable to Magellan —Diluted	$0.17	$(0.68)	$0.13	$1.14
Adjustments
Amortization of acquired intangibles	0.31	0.39	0.95	1.15
Special charges	-	0.65	-	0.98
Tax impact	(0.08)	(0.27)	(0.25)	(0.57)
Nonrecurring tax benefit - divestiture	-	(0.01)	-	(1.54)
Adjusted earnings per share	$0.40	$0.08	$0.83	$1.16

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2020 CONTINUING OPERATIONS GUIDANCE

(In millions, except per share amounts)

	As of October 29, 2020
	Low	High

Net revenue	$4,400.0	$4,600.0
Income (loss) before income taxes	(42.0)	(22.0)
Net income	1.0	13.0
Segment profit (1)	145.0	165.0
Adjusted net income (1)	16.0	28.0
Diluted per share results:
Earnings per share (2)	0.04	0.51
Adjusted earnings per share (1)(2)	0.63	1.10

(1) Refer to the Reconciliation of Non-GAAP Financial Measures table.

(2) Based on average fully diluted shares of 25.5 million.

###

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2020 CONTINUING OPERATIONS GUIDANCE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

As of October 29, 2020
	Low	High

Net income	$1.0	$13.0
Adjustments
Amortization of acquired intangibles	~39.0
Special charges	~35.0
Tax impact	~(20.0)
Nonrecurring tax benefit - divestiture	~(39.0)
Adjusted net income	$16.0	$28.0

Net income per common share — Diluted	$0.04	$0.51
Adjustments
Amortization of acquired intangibles	~1.54
Special charges	~1.37
Tax impact	~(0.78)
Nonrecurring tax benefit - divestiture	~(1.54)
Adjusted earnings per share	$0.63	$1.10

Reconciliation of income (loss) before income taxes to segment profit:
Income (loss) before income taxes	$(42.0)	$(22.0)
Stock compensation expense	~25.0
Depreciation and amortization	~98.0
Interest expense	~31.0
Interest income	~(2.0)
Special charges	~35.0
Segment profit	$145.0	$165.0